Exhibit 99.01

For Immediate Release	Contact: David A. Curtis, CFO
650-875-4862

FNB Bancorp Declares Second Quarter 2018 Cash Dividend

South San Francisco, CA: February 26, 2018: FNB Bancorp (NASDAQ: FNBG), the parent company of First National Bank of Northern California, on February 23, 2018 declared a quarterly cash dividend of $0.13 (thirteen cents) per share on the Company’s common stock outstanding totaling approximately $969,780. The dividend is payable on April 2, 2018 to shareholders of record as of March 12, 2018.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.